UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2006

FTI CONSULTING, INC.

(Exact name of registrant as specified in charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bestgate Road, Suite 100, Annapolis, Maryland 21401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 224-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to the FTI Consulting, Inc. 2004 Long-Term Incentive Plan, as Amended and Restated Effective April 27, 2005

On and effective March 29, 2006, the Board of Directors (the “Board”) of FTI Consulting, Inc. (“FTI”), upon the recommendation of the administrator of the plan, the Compensation Committee of the Board, approved and authorized the Amendment (the “Plan Amendment”) to the FTI Consulting, Inc. 2004 Long-Term Incentive Plan, as Amended and Restated Effective April 27, 2005 (the “Amended 2004 Plan”). The Plan Amendment amends the Amended 2004 Plan to clarify powers of the administrator that are implicit in the Amended 2004 Plan, as follows: (i) the power of the administrator to specify a definition of “change in control” that is different than the definition set forth in the Amended 2004 Plan in the award agreement for any award that it deems advisable; (ii) the power of the administrator to make cash based awards; and (iii) the power of the administrator to delegate administrative and ministerial functions to officers or employees of FTI and to engage outside advisors and counsel. It also incorporates technical amendments addressing compensation deferral issues within the meaning of Section 409A and executive compensation issues under Section 162(m) of the Internal Revenue Code of 1986, as amended. Pursuant to Section 7(e) of the Amended 2004 Plan, the Board has the power and authority to approve and adopt the Plan Amendment without submitting it to stockholders of FTI for approval. FTI is filing the Plan Amendment as Exhibit 10.1 to this Current Report on Form 8-K and it is hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
10.1	Amendment to FTI Consulting, Inc. 2004 Long-Term Incentive Plan, as Amended and Restated effective April 27, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: March 31, 2006	By:	/S/ THEODORE I. PINCUS
Theodore I. Pincus
Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to FTI Consulting, Inc. 2004 Long-Term Incentive Plan, as Amended and Restated effective April 27, 2005